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                                                                    EXHIBIT 16.1

                      [PricewaterhouseCoopers Letterhead]


October 21, 1998


Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Gentlemen,

We have read, and agree with, the statements concerning our Firm made by AMM Holdings, Inc. in the section entitled "Experts" in the Prospectus constituting part of the Registration Statement on Form S-4 of AMM Holdings, Inc.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

DT/rgt